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                                                                       EXHIBIT 4


                                AMENDMENT NO. 1
                                      TO
                            SHAREHOLDERS AGREEMENT

     AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT, dated as of August 19, 1991, by and between RECOVERY EQUITY INVESTORS, L.P., a Delware limited partnership (the "Investor"), CMI CORPORATION, an Oklahoma corporation (the "Company"), GEORGE WILLIAM SWISHER, JR., the Chairman of the Board, Chief Executive Officer and a shareholder of the Company ("Bill Swisher"), and each of the other individuals or entities whose names appear on the signature pages hereto (Bill Swisher and each such other individual or entity, individually, a "Shareholder" and collectively, the "Shareholders").

     WHEREAS, the parties hereto are parties to that certain Shareholders Agreement, dated as of August 19, 1991 (the "Shareholders Agreement"); and

     WHEREAS, the parties hereto desire to amend the Shareholders Agreement by clarifying the definition of "Share" as used in Section 4 thereof.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Shareholders Agreement.

     2. Section 4 of the Shareholders Agreement is hereby amended by adding a new paragraph (d) to read in its entirety as follows:

          "(d) For purposes of this Section 4, the term "Shares" shall include any Equity Securities issued in respect of any stock split, reverse stock split, stock dividend, recapitalization or similar action affecting the Shares or any such other Equity Securities."

     3. Except as specifically provided herein, the terms and provisions of the Shareholders Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.
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                         RECOVERY EQUITY INVESTORS,L.P.


                         By /s/ Joseph J. Finn-Egan
                            -------------------------------------
                            Name:  Joseph J. Finn-Egan
                            Title: General Partner


                         By /s/ Jeffrey A. Lipkin
                            -------------------------------------
                            Name:  Jeffrey A. Lipkin
                            Title: General Partner

                         CMI CORPORATION


                         By
                            -------------------------------------
                            Name:
                            Title:


                         /s/ George William Swisher, Jr.
                         -----------------------------------------
                         George William Swisher, Jr.
                         a/k/a Bill Swisher, a/k/a
                         William Swisher

                         /s/ George William Clark Swisher III
                         -----------------------------------------
                         George William Clark Swisher III


                         /s/ Thane Allison Swisher
                         -----------------------------------------
                         Thane Allison Swisher